UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 7, 2021, Booz Allen Hamilton Holding Corporation (the “Company”) issued a press release announcing that Booz Allen Hamilton Inc., a wholly-owned subsidiary of the Company (the “Issuer”), has commenced an offering of senior notes (the “Notes”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the above mentioned offering of Notes, the information set forth in the presentation attached hereto as Exhibit 99.2 will be used by the Company.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.          Description

99.1	Press Release of Booz Allen Hamilton Holding Corporation, dated June 7, 2021.

99.2	Investor Presentation, dated June 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Lloyd W. Howell, Jr.
Lloyd W. Howell, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Date: June 7, 2021